                                                                   EXHIBIT 23.01

After the execution of definitive agreements to undertake the Consolidation discussed in Note 9 of the combined financial statements of Girgenti, Hughes, Butler & McDowell, Inc. and Affiliates, Note 11 of the consolidated financial statements of Milton Marketing Group Limited and Subsidiaries, and Note 1 of the financial statements of Healthworld Corporation, we expect to be in a position to render the following consent.

October 15, 1997                                   /s/  ARTHUR ANDERSEN
                                                -------------------------------
                                                        Arthur Andersen

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report of the combined financial statements of Girgenti, Hughes, Butler & McDowell, Inc. and Affiliates, dated January 24, 1997 (except with respect to the matters
discussed in Note 9 as to which the date is                   , 1997), our
report of the consolidated financial statements of Milton Marketing Group Limited and Subsidiaries, dated January 27, 1997 (except with respect to the
matters discussed in Note 11 as to which the date is                   , 1997),
and our report of the financial statements of Healthworld Corporation, dated October 13, 1997 (except with respect to the matters discussed in Note 1 as to
which the date is               , 1997), and to all references to our Firm
included in or made a part of this registration statement.

Melville, New York
                  , 1997